PURCHASE PRICE ADJUSTMENT AGREEMENT

This Purchase Price Adjustment Agreement (the "Agreement") is entered into this 12th day of April 2016, by and between Calpian, Inc., a Texas corporation (“Calpian” or the “Company”), Calpian Commerce Inc. and Calpian Residual Acquisition LLC (collectively “Sellers”) and Excel Corporation (“Excel”) and Excel’s wholly-owned subsidiary, eVance Processing, Inc. (“eVance”).

W I T N E S S T H:

WHEREAS, on November 30, 2015, the Sellers entered into an Asset Purchase Agreement (the “APA”) with eVance, pursuant to which eVance purchased all of the assets and operations (the “Assets”) related to the Company’s two former U.S. business segments, previously identified as (i) the Company’s business that “…generates revenue by acquiring residual cash flow streams…” and (ii) the Company’s business operated by CCI that operates as “…an independent sales organization in the U.S. with merchant servicing revenue streams…”;

WHEREAS, as consideration for the acquisition of the Assets, eVance assumed, among other liabilities, $9,000,000 of the Company’s outstanding notes (the “Purchase Price”);

WHEREAS, in connection with the assumption of liabilities comprising the Purchase Price, eVance issued that certain Amended and Restated Secured Promissory Note in principal amount of $720,084 to the order of Laird Cagan, a copy of which is attached hereto as Exhibit A (the “Cagan Note”) and which Cagan Note was issued in a series of additional Amended and Restatement Secured Promissory Notes in aggregate principal amount of $8,279,916 (the “Other eVance Notes”) and Excel issued to Laird Cagan a warrant to purchase 360,042 shares of Excel’s common stock, a copy of which is attached hereto as Exhibit B (the “Cagan Warrant”);

WHEREAS, subsequent to the closing of the APA, it was brought to the Company’s attention by eVance and Excel that an impairment (the “Impairment”) was discovered in the Assets and that eVance and Excel seek to take legal action against a third party to recover damages related to such Impairment (the “Impairment Claims”);

WHEREAS, eVance suffered certain unanticipated expenses and receivable shortfalls that eVance and Excel believe are the responsibility of the Company to reimburse eVance for (the “Expenses”), which Expenses are set forth on Schedule 1 annexed hereto;

WHEREAS, Sellers on the one hand and Excel and eVance on the other hand each mutually agreed to waive, compromise and resolve fully and finally any and all claims and potential disputes, whether known or unknown, which exist or could exist against the other party related to the APA;

WHEREAS, the parties have concluded that it is in their individual and mutual best interests to agree to adjust the Purchase Price and reimburse eVance for the Expenses.

NOW, THEREFORE, in consideration of the covenants, payments, and agreements set forth in this Agreement, the Company, eVance and Excel intending to be legally bound thereby, and hereby warranting that they each have the capacity and authority to execute this Agreement, it is agreed by and between the undersigned parties, that all of the claims asserted (or which could have been asserted) by eVance and Excel are hereby settled and compromised on the following terms and conditions, to wit:

1.Compromise. The Company shall, in full settlement of any claims of whatever nature which may be now or hereinafter existing or asserted by eVance or Excel against the Company based on the matters relating to the APA, reimburse eVance for the Expenses in the amounts and on the dates set forth on Schedule 2 annexed hereto (the “Reimbursement”) and reduce the Purchase Price (the “Price Adjustment”) by (i) causing the holder of the Cagan Note and Cagan Warrant to deliver to eVance the acknowledgement of surrender and cancellation of securities, in the form attached hereto as Exhibit C; (ii) issuing to eVance a Secured Promissory Note in principal amount of $675,000 (the “Calpian Note”), in the form attached here to as Exhibit D, which Calpian Note is subject to a reduction in any outstanding principal in the event eVance shall not pay when due any of the assumed liabilities that comprise the Purchase Price and which Calpian Note is subject to a provision requiring eVance to use proceeds of any payment made under the Calpian Note to pay off any accrued and unpaid interest and then any outstanding principal towards the Other eVance Notes; and (iii) issuing in the name of eVance and depositing Two Million (2,000,000) shares of the Company’s common stock with the Escrow Agent, identified in the Escrow Agreement attached hereto as Exhibit E, as security for the repayment of the Calpian Note. In addition, eVance and Excel shall execute and deliver to the Company the Indemnification Agreement, in the form attached hereto as Exhibit F.

2.Impairment Claim Recovery. eVance and/or Excel shall take all reasonable legal action to assert the Impairment Claims against any and all third parties that are believed to have caused the Impairment. To the extent eVance and/or Excel recover any proceeds, after payment of unrecovered legal fees, from asserting the Impairment Claims, eVance and/or Excel shall offset the Reimbursement and the Price Adjustment as follows (in order of priority):

a)	Return up to $16,271 in cash to Calpian as an offset for a certain portion of the Reimbursement; and

b)
Reduce part or all of the principal amount owed under the Calpian Note or, if the Calpian Note has been partially or fully paid, return up to $675,000 in cash to Calpian (less any amounts owed after all partial payments under the Calpian Note).

3.Release. eVance and Excel on the one hand and Sellers on the other hand hereby release each other and their respective officers, directors heirs, executors, administrators, successors, and assigns, (collectively the “Releasees”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasees, ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing solely with respect to the matters relating to the APA from the beginning of the world to the day of the date of this Agreement other than for any claims or obligations under this Agreement or any agreement or instrument attached as an exhibit to this Agreement.

4.No Admission of Liability. This Agreement does not, and shall not be construed or deemed an admission by the Sellers of any wrongdoing or of any liability to eVance or Excel and all parties agree to provide the other parties with an opportunity to review any public announcement or disclosure related to this Agreement prior to such public announcement or disclosure.

5.Ownership of Claims.  Each of the parties represents and warrants that it is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein.  Each of the parties further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which each of the parties may have against the other parties, respectively.

6.Binding Agreement. The terms of this Agreement are binding upon and inure to the benefit of each of the parties hereto, their respective successors, assigns, dependents, and all other related persons, affiliates or associates.

7.Consultation with Counsel.  The parties acknowledge that they have had the opportunity and a reasonable period of time to consult with legal counsel of their choice prior to the execution and delivery of this Agreement, and that they have in fact done so.

8.Headings. The captions of the paragraphs and sections of this Agreement are provided solely for convenience, and are not intended to, and in fact, shall not affect the substance or meaning of this Agreement.

9.Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

IN WITNESS WHEREOF, the parties have read and executed this Agreement as of the date and year first above written.

	CALPIAN, INC.		eVance Processing, Inc.
By:	/s/ Harold Montgomery	By:	/s/ Robert L. Winspear
Name:	Harold Montgomery	Name:	Robert L. Winspear
Title:	Chief Executive Officer	Title:	Chief Financial Officer

	Calpian Commerce Inc.		Excel Corporation
By:	/s/ Harold Montgomery	By:	/s/ Robert L. Winspear
Name:	Harold Montgomery	Name:	Robert L. Winspear
Title:	Chief Executive Officer	Title:	Chief Financial Officer

Calpian Residual Acquisition LLC
By:	/s/ Harold Montgomery
Name:	Harold Montgomery
Title:	Chief Executive Officer